RINO

RINO International Corp.

OTC BB : RINO

A PROMISE OF GREEN

Investor Presentation 2008

Safe Harbor for Forward Looking Statement

This presentation may contain forward-looking information about RINO International Corp., its direct and indirect subsidiaries, including Innomind Group Limited and Dalian Innomind Environment Engineering Co., Ltd. ("Innomind"), its contractually-controlled affiliate, Dalian RINO Environmental Engineering Science and Technology Co., Ltd. ("Dalian Rino") and Dalian Rino Environment Project Design Co., Ltd., a wholly-owned subsidiary of Dalian Rino (collectively, the "Company" or "RINO"). Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and statements which may include discussions of strategy, and statements about industry trends future performance, operations and products of each of the entities referred to above. Actual performance results may vary significantly from expectations and projections as a result of various factors, including without limitation, the risks set forth "Risk Factors" contained in the Company's Current Report on Form 8-K filed on October 12, 2007, its most recent 10K and 10-Q and its registration statement on Form S-1, as amended.

Equity Snapshot

Ticker	RINO
Exchange	OTCBB
Share Price (11/07/2008)	$2.50
FD Shares Outstanding	25.4 MM
Market Cap	$63.5MM
Management Ownership	71%
Last Raise (10-12-07)	$24.4MM Gross
Shares Issued	5.58MM
Revenue (1st 9 Months)	$98.5MM
Net Income (1st 9Months)	$31.9MM*
Diluted Non GAAP Earnings Per Share (TTM)	$1.52

* Non GAAP – excluding $11.7MM non-cash equity compensation charge

Strong Revenue and Net Income Growth


Revenue & Net Income Growth
($ in millions)
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$3.6
$0.3
$8.6
$3.2
$63.6
$17.7
$98.5
$31.9
$28.0
FY 2005
FY 2006
FY 2007*
1st 9M 2008**
2008 NI Target***
Revenue
Net Income

*Non-GAAP – excluding $7.5 million non-cash, equity compensation expenses related to the release of 1.674 million shares of stock from escrow to the founders for meeting the 2007 "Make Good" provision

**Non GAAP – excluding $11.7MM non-cash equity compensation charge

***FY 2008 "Make Good" Target (Non-GAAP and not include same expenses as 2007)

Company Overview

- Dalian Rino was Founded in 2003 and based in Dalian, China.
- Leading provider of pollution control and clean technology solutions for Chinese steel manufacturers. Environmental services industry is one of the fastest growing industries in China.
- Profitable since inception and sales growth has significantly outpaced overall growth in China.
- Company benefits from stringent government mandated pollution control standards implemented by China State Environmental Protection Agency (SEPA).


绿诺科技

Addressable Market

Management estimates that the market for wastewater and desulphurization products collectively represents a market of more than a $2 Billion while the recently commercialized anti-oxidation product addresses a market which is in excess of $1Billion.

Business Overview



RINO manufactures wastewater treatment, sinter flue gas desulphurization and anti-oxidation equipment for Iron & Steel customers in the PRC.

RINO addresses one of the largest and fastest growing markets for these products worldwide.

- Specializes in providing customized turn-key solutions, including equipment design, development, manufacturing, installation and after-market service.
- Patented and proprietary products designed through its partnership with China Academy of Sciences are customized for specific projects.
- Contracts are signed during initial design phase while installations take on average 6 plus months thus demonstrating a sustainable backlog.
- Significant price advantages over international suppliers due to low-cost domestic production, industry tax incentives, and reduced transportation costs.
- Company's production facilities are ISO 9001 and ISO 14001 certified.

Competitive Advantages

- **Market Leader and Brand Recognition in the Industry:** RINO's brand recognition and reputation in the Iron & Steel industry has enabled it to gain market share while cross selling its products to a large existing customer base.
- **Strong R & D Focus:** RINO is focused on developing proprietary solutions which address significant market needs and leverage new technology and product development efforts through its relationships with the Chinese Academy of Sciences, Dalian University of Technology, and the Tsinghua University.
- **Cost Advantage:** Ownership costs are ~ 50% lower than most imported solutions.
- **Favorable Market Conditions:** The Chinese government is focused on reducing pollution, which has resulted in much stricter, more encompassing laws and regulations with steep penalties.

RINO has created an effective 'barrier to entry' for potential competing companies and products.

- Proprietary and patented technology means optimal functionality for customers while first mover advantage has led to market share gains
- Low manufacturing and installation costs in China create advantages over potential international competitors

Market Overview

- Pollution problems in China are estimated to cost the country more than $200B annually.
- Pollution is widely considered the #1 challenge and the single biggest threat to sustained economic growth.
- Environmental protection is a top priority at the central government level and regulations are being strictly enforced to limit harmful emissions.
- The China State Environmental Protection Administration **(SEPA)** states that over $190B will be spent by industrial companies for cleanup as a part of the 11th Five-Year Plan (2006-2010).
- The environmental protection industry is growing at an annual rate of at least 23%, or more then 2x faster than China's annual GDP growth.
- Chinese SO^2 emission per GDP unit is 7-8 times more than developed countries*
- Chinese government plans to reduce SO^2 emission by 100,000 metric tons during the 11th Five-Year Plan (2006-2010).






SO2 vertical column [DU]
SCIAMACHY - BIRA IASB/DLR/ESA
China
March 2007
0.5
1.0
1.5
2.0
2.5
3.0
>10

***Source: China International Capital Corporation Limited**

Government's Investment in the Industry

	10th Five-Year Plan	11th Five-Year Plan	CAGR*
(in billion US$)	2001-2005	2006-2010	
Waste Water Treatment	39.71	94.12	18.80%
Air Pollution Treatment	41.18	88.24	16.50%
Solid Waste Treatment	13.24	30.88	18.50%
Others	8.82	9.56	1.62%
Total Investment in Environmental Industry	102.94	225.00	16.90%
% of GDP	1.12%	1.35%	

Source: CITICS China Securities Research

*Compound Annual Growth Rate

Diversified Products & Services

- Wastewater Treatment Equipment
- Sinter Flue Gas Desulphurization Equipment
  - Add On: Sinter Flue Gas Dust Abatement Equipment
- High Temperature Anti-Oxidation Equipment & Coatings
- Heavy Machining Services



Revenue Breakdown For First Nine Months 2008
69.80%
5.20%
9.60%
15.30%
Wastew ater Treatment Equipment
Flue Gas Desulphurization (including ancillary equipment)
Anti-oxidation Equipment and Coatings
Machining Services

The Company's Backlog on September 30 was approximately $61.1 million.

RINO

Wastewater Markets in China

Challenges

- Steel production utilizes significant water resources during the production process.
- Currently, there are 730 blast furnaces over 300m^3 in size and 670 steel-making converters with capacity over 75 tons operating in China.



Opportunities

- All blast furnaces and converters must have wastewater treatment equipment in place in less than 5 years which creates a $1 Billion (plus) market opportunity.
- Additionally, a replacement market exists for blast furnaces and converters with older wastewater treatment equipment.



The RINO Solution…

Lamella Inclined Tube Settler Comprehensive Water Sedimentation System

- Uses proprietary and patented technology which removes up to 98% of particulates, producing 100-150 m^3 of effluent water per hour with an average of 50mg/L of particulates.
- RINO's system is a market leader for wastewater treatment in the iron & steel industry.
- The equipment utilizes a closed-loop system that lowers the consumption of water and energy used in the production process and thereby lowers the related production costs.





- The systems are scalable and the Company frequently receives additional follow-on orders from existing customers.
- Typical customer installation is approximately $3 million, takes six months and carries gross margins ~ 40%

SO_2 Emissions in China


China SO2 Emissions
Mn Tons
30
25
20
15
10
5
0
2001
2002
2003
2004
2005
2006
Total SO2
Industrial SO2

- North American emissions of SO_2 have been falling while emissions in Asia have risen.
- Chinese official statistics record 25.9 million tons of SO_2 emissions in 2006, well above targets. The increase in steel production has been a principal driver for SO_2 emissions.
- **China's SEPA is planning to mandate around $18.8B to flue gas desulphurization (FGD) over the 2006 – 2010 period.**
- **3rd party sources estimate that up to $1.7B will be expended on FGD in China's steel sector over the same period.**


China Crude Steel Output
million tons

RINO

Desulphurization Market in China

Challenges

- Primary cause of airborne pollution in China is sulphur dioxide (SO_2) emissions from coal.
- In 2005, the iron & steel industry discharged 1.24M metric tons of SO_2 emissions from the sintering process.

Opportunities

- The 11th Five Year plan calls for all iron & steel sinters to control SO_2 emissions or close down
- Recently instituted regulatory initiatives focused on reducing particulate emissions to as low as 20mg/cubic meter of flue gas, down from previously allowed threshold of 80mg/cubic meter. This is lower than EU standards.
- The Company estimates there are over 100 sinters above 90 square meters which need equipment creating an addressable market of more than $1B.



'Discharge of sulphur dioxide in China rose by 27 percent between 2000 and 2005 to 25 million tons, making the country the world's top emitter of the pollutant.'

--By Reuters

The RINO Solution…

Circulating Fluidized Bed Flue Gas Desulphurization Cleaning System

- Proprietary and patented technology developed by the China Academy of Sciences - RINO has exclusive commercialization rights.
- Achieves 90 - 99% removal of SO_2 by using patented technology which keeps the sorbent aloft for significantly longer.
- The discharge from this system allows for emissions to meet all relevant air pollution standards.
- Customer acquisition cost approximately $8 million per unit and installation time of at least 6 months with gross margins ~ 45%

Advantages over international suppliers:

1. Customized for specifications
2. Lower installation costs
3. Less floor space – small footprint
4. Automated process control



Case Study – Handan Steel

Based in Hebei Province, Handan Steel is a state-owned-enterprise (or "SOE") which produces steel billets, steel products, sintering products and coke, among others. The company is publicly traded on Shanghai Stock Exchange and generated approximately $3.8 B in revenue in 2007.

- August, 2007 – Initiated sales conversations for a sinter desulphurization system to remove air particulates created during steel production
- Through December, 2007 – Exchanged technical specifications and information necessary to develop and implement the system
- May, 2008 – Signed formal contract through tender

  Contract value ~ $7.5 million with gross margins ~ 45%
- August, 2008 – Construction commenced

  Company received $1.5 million payment
- November, 2008 – Installation expected to be completed
- December, 2008 – Testing to be finalized

  Company to receive $5.3 million payment
- $700,000 holdback for 1 year warrant period

RINO New Product Introduction

Sinter Flue Gas Dust Abatement Equipment



- Completes the cleaning of sinter flue gases by reducing the dust load.
- Cost Effective ~ $2 million per unit.
- Combines electrical precipitators with cloth dust bags to achieve exhaust dust volumes within regulatory targets.
- Meets new stricter emission standards with typical installation in 3 months.

Sludge Treatment Equipment



- Based on new technology pending Chinese patent approval.
- Lower energy consumption and zero emission.
- Lower cost and highly efficient.
- Sludge Treatment for municipal and oil industry.
- Commercialization planned for 2009.

The Anti-Oxidation Market

Challenge

- China produced approximately 460 million tons of crude steel in 2007, a 10% increase from 2006, according to the China State Development and Reform Commission.
- Historically, hot rolled steel accounts for more than 90% of Chinese steel output.
- There is roughly a 3% loss due to oxidation during the production process. Industry-wide, the 2007 loss was estimated at approximately 13.1 million tons.


Hot Rolled Steel Output
million tons
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
1980
1985
1990
1995
2000
2002
2003
2004
2005
2006
2007E

Opportunity

- RINO's anti-oxidation equipment would substantially reduce oxidation-related output losses of approximately 7.9 million tons, equating to a savings of approximately USD $500 million in 2007.

The RINO Solution...

High Temperature Anti-oxidation System for Hot Rolled Steel

- Developed by China Academy of Sciences –RINO has exclusive rights. Reduces oxidation loss by over 60%, from current levels of approximately 3% to around 1.2%. Each unit services one steel line and costs approximately $1.4 million installed.
- The Anti-oxidation coating can be applied in extremely high temperature environments (up to 900 C) directly on the production line. This increases throughput and reduces resource allocation creating a high ROI.
- Coating costs approximately $1.07 per ton and creates a recurring revenue stream with margins of ~ 60%. A mid-size company produces 5 to 10 million tons of steel annually.
- 7 units installed to-date, 2 operational and 5 in testing
- International suppliers offer a coating system, and the cost, process and delivery method limits application to specialty steel products only.





Heavy Machinery





- In addition to producing our products, we offer machining services to shipbuilders and other customers in the Dalian area thus providing optimal capacity utilization
- We execute 700 – 900 engagements per year, ranging from projects smaller than fire plugs to large turbines the size of 18-wheelers.
- Revenues in 2007 were approximately $12 million with gross margins ~ 50%.

Local Market Advantages vs. Imports

RINO	International Suppliers	Unit
Not Applicable (NA)	$40	hour (fully burdened)
NA*	40	hours/week
NA	4.33	weeks/month
$410*	**$6,928**	monthly compensation

* Many of the workers live on site and this amount does not include housing costs - typical work day is 8-10 hours depending upon role

- RINO has significant cost advantages in total production costs. Labor rates are low and overhead costs are prudently managed.
- International competitors pay estimated hourly wages of $40/hour.
- RINO pays their employees an average wage of $410/month.
- Quality meets or exceeds International standards.
- The primary barrier to gaining additional market share is production capacity limitations.

International wages are 16X higher than RINO's

Competitive Position

Wastewater Treatment

Compared with commonly-used inclined plate settling pools, RINO has clear advantages:

- Lower installation, usage, and maintenance costs, smaller footprint and land utilization
- Higher throughput plus energy savings – recycles water in closed loop system

Desulphurization

RINO has the largest number of successful installations for desulphurization equipment specifically for sinters used by **steel producers** and is clearly the market leader. Competitors include Mitsubishi, Wuhan Environment and Beijing Science, all with limited installations.

Anti-oxidation

RINO is the only company in China engaged in the commercialization of high temperature anti-oxidation technology, which can be applied at extremely high temperatures and is cost efficient to be utilized for standard hot flat rolled steel in high quantity output.

Diversified Customer Base

Users	Equipment Installed
Jinan Iron & Steel Group Co., Ltd.	Wastewater Treatment System
	Desulphurization System
	Anti-oxidation System
Benxi Iron & Steel (Group) Co., Ltd.	Wastewater Treatment System
	Anti-oxidation System
Handan Iron & Steel Group Co., Ltd.	Wastewater Treatment System
	Desulphurization System
Tianjin Tiangang Group Co., Ltd	Wastewater Treatment System
	Desulphurization System
Shijiazhuang Iron & Steel Group Co., Ltd.	Wastewater Treatment System
Panzhihua Iron & Steel Group Co., Ltd.	Wastewater Treatment System
	Desulphurization System
Anyang Iron & Steel Group Co., Ltd.	Wastewater Treatment System

Compelling Growth Strategies

- Clear the large and growing backlog by expanding internal production capacity and leveraging production at customers' facilities.
- Continue to implement strict cost control measures to optimize profitability and improve return on assets. Target Gross Margins of 45%.
- Introduce new products to existing customer base while commercializing applications for current products to enhance utilization and functionality.
- Expand sales and distribution throughout China by leveraging SEPA mandated pollution control standards.
- Implement advanced information technology, financial reporting and other management systems to improve revenue performance, asset utilization, operating efficiency and profitability.

Intellectual Property and R&D Focus

中國科學院
CHINESE ACADEMY OF SCIENCES

- Key partnership with the China Academy of Sciences (CAS) which is focused on scientific and technological research and development to be utilized for the country's high-tech industrialization endeavor.
- RINO develops the technology in cooperation with CAS and licenses the technology for commercialization: Payment of $0.25M was made for desulphurization and $0.2M for anti-oxidation, in addition to a 3% royalty made for ongoing sales.
- Licensing agreements are for 15-year terms, the longest contract CAS is permitted to sign. This is substantially beyond the economic lives of most of our products.
- Visit www.english.cas.ac.cn for more information

Management Team

Management has extensive experience in the environmental protection industry and is committed to reaching its business objective – to be the #1 environmental protection equipment company for the industries that RINO serves.

Zou Dejun – is the Chief Executive Officer and a director of the Company since October 2007. He is the founder of Dalian RINO and has been a Director and Chief Executive Officer since 2003. Prior to RINO, he was CEO of Dalian Yingkun Energy and Environmental Engineering, Ltd. From 1993 until 1996 Mr. Zou served as Vice President of Yingkou Special Value Manufacturing Co. Mr. Zou graduated from Liaoning Broadcast University, majoring in Electronic Automation.

Qiu Jianping – is the Chairman of the Board of Directors of the Company since October 2007. She is the founder of Dalian RINO and has been a Director and Chairman of the Board of RINO since 2003. From 1988 to 1994, she was the Director of the Finance Department of the Water & Electricity No. 5 Engineering Bureau. From 1996 to 2003, she served as the Chairman of the Board of Dalian Yingkun Energy and Environmental Engineering, Ltd. Ms. Qiu has won the prestigious 'Entrepreneur of the Year' award in the Jinzhou District of Dalian and is the holder of three patents. She currently chairs the Association of Industry and Commerce in Dalian.

Management owns approximately 71% of the company and placed 3.91 million shares against a 2008 After Tax Net Income "Make Good Targets" of $28 million ($1.12 in EPS). RINO surpassed this during the first 9 months.

2007 Deal Summary & Financial Review

Completed reverse merger in October 2007 and $21.2 million private placement (net proceeds) with institutional and accredited investors @ $4.48 for 5.6 million shares.

As a component of the private placement management placed 1.7 million shares of common stock in escrow as part of a make good against after tax net income (ATNI) thresholds of $16 million for 2007.

For the year 2007 ending December 31, 2007…

- *Net Revenues increased* **491%** *to $63.6 million*
- *Gross Margins* were **52%**
- *Net Income* increased **453%** to $17.7 million
- *Pro-forma earning per diluted share* rose to **$0.90** per share, up from $0.18 per share*

Financial Results	FY 2007	FY 2006	vs. FY 2006
Net Sales	**$63.6 million**	**$10.8 million**	**+491%**
Gross Profit	**$30.7 million**	**$5.4 million**	**+467%**
Net Income*	**$17.7 million**	**$3.2 million**	**+453%**
GAAP Net Income	$10.2 million	$3.2 million	+224%
Pro Forma EPS (Diluted)*	**$0.90**	**$0.18**	**+294%**
GAAP EPS	$0.52	$0.18	+189%

** The denoted Net Income and EPS are non-GAAP calculations and do not include $7.5 million non-cash, equity compensation expenses related to the release of 1.674 million shares of stock from escrow to the founders for the 2007 "Make Good" provision*

Third Quarter of 2008 Selected Financials

Third Quarter 2008	Q3 2008	Q3 2007
Net Sales	$44.9 million	$17.6 million
Gross Profit	$20.6 million	$7.3 million
Net Income*	$15.7 million	$4.3 million
GAAP Net Income	$9.9 million	$4.3 million
EPS (Fully Diluted)*	$0.62	$0.24
GAAP EPS (Fully Diluted)	$0.39	$0.24

***** The denoted Net Income and EPS are non-GAAP calculations and do not include $5.8 million in accrued non-cash, equity compensation expenses related to the 2008 "Make Good" provision. Additional expense will be incurred for calendar 2008.***

- The Company's backlog on September 30, 2008 was approximately $61.1 million and approximately $29.4 is expected to be recognized as sales during the fourth quarter.
- The company had $60.7 million in working capital on September 30, 2008 and a current ratio of 3.6 to 1.

GAAP Statement of Operations

Income Statement ($ in thousands)	Q3 2008	Q3 2007	FY2007	FY2006	FY2005
Contracts	43,575	14,789	53,935	8,635	3,585
Services	1,305	2,849	9,452	1,672	-
Net Sales	**44,881**	**17,638**	**63,387**	**10,307**	**3,585**
Cost of sales	24,313	10,308	32,920	5,344	2,773
Gross profit	**20,567**	**7,330**	**30,466**	**4,962**	**811**
SG&A, and R&D expenses	4,211	2,186	14,733	690	278
Operating expenses	10,044	2,186	14,875	789	376
Income from operations	**10,522**	**5,144**	**15,590**	**4,172**	**434**
Total other expenses	665	130	-347	131	-78
Provision for income tax	-	746	5,024	1,151	85
Net income	**9,857**	**4,266**	**10,218**	**3,152**	**270**
Comprehensive Income	10,192	4,749	12,008	3,327	293
Earnings per share - diluted	0.39	0.24	0.52	0.18	0.02

Balance Sheet

Balance Sheet ($ in thousands)	09/30/08	12/31/07
Assets		
Cash and cash equivalents	1,366	7,390
Accounts receivable	50,549	19,223
Inventory	690	178
Advances for inventory purchase	23,998	12,092
Other current assets and prepaid expenses	1,215	1,174
Total current assets	**84,083**	**44,078**
Property and equipment, net	12,075	11,000
Accounts receivable (non-current)	2,342	1,618
Intangibles, net	1,224	1,190
Total other assets	**11,401**	**7,083**
Total assets	**107,561**	**62,163**
Liabilities & Shareholders' Equity		
Total Current Liabilities	23,379	13,985
Redeemable common stock	24,480	24,480
Total Liabilities	**47,859**	**38,465**
Total Stockholders' Equity	**59,701**	**23,697**
Total Liabilities & Equity	**107,561**	**62,163**

Attractive Valuation Metrics

Stock Symbol	Company Name	Market Cap	Price	08 P/E	08 NI Growth
000826.SZ	Hejia Resrouces	$239 MM	$1.01	11.6X	57%
600475.SH	Huaguang Holdings	$187 MM	$0.68	9.8X	-29%
600388.SH	Longjing Environment	$241 MM	$1.46	14.3X	-7%
600323.SH	Nanhai Development	$290 MM	$1.05	16.6X	25%
600649.SH	Chentou Holdings	$2.29 B	$0.95	11.3X	154%
RINO	**RINO International**	**$63.5 MM**	**$2.5**	**2.3X**	**75%**

Source: China International Capital Corporation Limited

Investment Highlights Summary

- Fast growing environmental industry with strong regulatory drivers
- Strong financial results and metrics
- High barriers to entry with patented technology and intellectual property
- Market leader in flue gas desulphurization and sole provider of high temperature anti-oxidation system for hot rolled steel industry
- Significant cost advantages over foreign competitors
- Proven research and development platform with partnership with Chinese Academy of Science
- Management has considerable equity ownership and proven track records that are dedicated to lead the Company to continued growth
- Attractive valuation compared peers

RINO

RINO is a Market Leader in the Environmental Protection industry in China. This is an opportunity to participate in a company that services one of the fastest growing industrial markets in China and the fastest growing economy in the world. RINO is striving to increase their market share, brand name and dominance moving forward.

Thank You !

RINO International Corp.